                  REGISTRATION STATEMENT CONSISTS OF 9 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 9.
                                                              FILE NO. 333-
     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                      AND
                        POST EFFECTIVE AMENDMENTS NO. 1
                                       TO
                                    FORM S-4
                            REGISTRATION STATEMENTS
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)
                         ------------------------------

                           BERMUDA                                                      NOT APPLICABLE
(State or other Jurisdiction of Incorporation or Organization)               (I.R.S. Employer Identification No.)

                THE GIBBONS BUILDING, 10 QUEEN STREET, SUITE 301
                            HAMILTON HM 11, BERMUDA
                    (Address of Principal Executive Offices)
                                (441) 292-8674*
                        (Registrant's Telephone Number)

*The executive offices of the Registrant's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                         ------------------------------

                            TYCO INTERNATIONAL LTD.
                            LONG TERM INCENTIVE PLAN

                            (Full Title of the Plan)
                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                    (Name and Address of Agent for Service)

                                 (603) 778-9700
         (Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED               PROPOSED
                                                                      MAXIMUM                MAXIMUM
               TITLE OF                        AMOUNT                OFFERING               AGGREGATE              AMOUNT OF
            SECURITIES TO                       TO BE                  PRICE                OFFERING             REGISTRATION
           BE REGISTERED(1)                REGISTERED (2)          PER SHARE (3)            PRICE (3)             FEE (4)(5)
Common Shares, $0.20 par value........    52,235,169 shares          $87.8125            $4,586,900,778            $217,521

(1) Includes associated Series A Preference Share purchase rights.

(2) Plus such additional number of shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(3) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the average of the high and low prices of the Registrant's Common Shares as reported on the New York Stock Exchange Composite Index on June 3, 1999.

(4) The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act and Rule 457(o) promulgated thereunder, is .000278 of the maximum aggregate offering price at which the securities registered pursuant to this Registration Statement are proposed to be offered.

(5) The filing fee with respect to 43,324,695 Common Shares registered hereunder has been previously paid in connection with the Registrant's Registration Statements on Form S-4 (File Nos. 333-31227, 333-31631, 333-59091 and
    333-68745), as further described in the Explanatory Notes.

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                               EXPLANATORY NOTES

1. Of the 52,235,169 Common Shares being registered hereunder for issuance pursuant to the Registrant's Long Term Incentive Plan, 26,235,169 Common Shares may be issued pursuant to options and other rights to acquire Common Shares granted under benefit plans or other arrangements of companies acquired by the Registrant and which options and other rights have been assumed by the Registrant under the Long Term Incentive Plan. The following is a list of the companies acquired by the Registrant, the benefit plans pursuant to which such options and other rights were granted, and the aggregate number of Common Shares registered hereunder that maybe issued under the Registrant's Long Term Incentive Plan pursuant to such options and other rights.

                                                                                              TOTAL COMMON SHARES
COMPANY                                                      PLANS                            REGISTERED HEREUNDER
----------------------------------  --------------------------------------------------------  --------------------
INBRAND Corporation                 INBRAND Corporation Stock Incentive Plan                          1,270,954
Keystone International, Inc.        Keystone International Inc. 1981 Stock Option                       861,648
                                    Plan (Non-Qualified)
                                    The Amended and Restated Keystone
                                    International, Inc. 1985 Incentive Plan
                                    Keystone International, Inc. 1994 Directors'   Stock
                                    Option Plan
CIPE S.A.                           Plan d'Options CIPE France 1994                                     133,785
                                    Plan d'Options CIPE France 1997
Holmes Protection Group Inc.        Holmes Protection Group Inc. Amended and                             43,616
                                    Restated Senior Executives' Option Plan
                                    Holmes Protection Group Inc. 1992
                                    Directors' Option Plan
                                    Holmes Protection Group Inc. 1996 Stock
                                    Incentive Plan
United States Surgical Corporation  Service Based Stock Option Plan                                  17,812,173
                                    Employee Stock Option Plan (1981)
                                    Progressive Angioplasty Systems, Inc. 1993
                                    Stock Option Plan
                                    Progressive Angioplasty Systems, Inc. 1996
                                    Stock Option Plan
                                    United States Surgical Corporation 1996
                                    Employee Stock Option Plan
                                    United States Surgical Corporation Outside
                                    Directors Stock Plan
                                    United States Surgical Corporation 1997 Key
                                    Management Equity Investment Plan
                                    United States Surgical Corporation 1993
                                    Employee Stock Option Plan
                                    United States Surgical Corporation 1990
                                    Employee Stock Option Plan
AMP Incorporated                    AMP Incorporated 1993 Long-Term Equity                            6,112,993
                                    Incentive Plan
                                    AMP Incorporated Stock Option Plan for Outside
                                    Directors
                                    AMP Incorporated Bonus Plan (Stock Plus Cash)
                                    AMP Incorporated Employee Share
                                    Purchase Plan

The remaining 26 million Common Shares registered hereunder for issuance pursuant to the Registrant's Long Term Incentive Plan were approved by the shareholders of the Registrant on April 1, 1999, conditioned on the consummation of the merger of AMP Incorporated ("AMP") with a wholly-owned subsidiary of the Registrant (the "AMP Merger"). The AMP Merger was consummated on April 2, 1999.

2. On July 23, 1997, the SEC declared effective under the Securities Act a Registration Statement on Form S-4 (No. 333-31227) of the Registrant (the "INBRAND Registration Statement"), which registered 5,571,147 Common Shares in connection with the merger of INBRAND Corporation with a wholly-owned subsidiary of the Registrant. Of the 1,270,954 Common Shares registered hereunder with respect to the INBRAND Corporation benefit plan listed above, 1,023,256 Common Shares (which, in accordance with Rule 416 under the Securities Act of 1933, reflects a 2 for 1 split of the Common Shares on October 22, 1997) are being transferred from the INBRAND Registration Statement to this Registration Statement on Form S-8.

On July 29, 1997, the SEC declared effective under the Securities Act a Registration Statement on Form S-4 (No. 333-31631) of the Registrant (the "Keystone Registration Statement"), which registered 19,620,447 Common Shares in connection with the merger of Keystone International, Inc. with a wholly-owned subsidiary of the Registrant. All of the 861,648 Common Shares registered hereunder with respect to the Keystone International, Inc. benefit plans listed above are being transferred from the Keystone Registration Statement to this Registration Statement on Form S-8.

On September 1, 1998, the SEC declared effective under the Securities Act a Registration Statement on Form S-4 (No. 333-59091) of the Registrant (the "US Surgical Registration Statement"), which registered 68,565,595 Common Shares in connection with the merger of United States Surgical Corporation with a wholly-owned subsidiary of the Registrant. Of the 17,812,173 Common Shares registered hereunder with respect to the United States Surgical Corporation benefit plans listed above, 9,326,798 Common Shares are being transferred from the US Surgical Registration Statement to this Registration Statement on Form S-8.

On February 12, 1999, the SEC declared effective under the Securities Act a Registration Statement on Form S-4 (No. 333-68745) of the Registrant (the "AMP Registration Statement"), which registered 201,048,657 Common Shares in connection with the AMP Merger. All of the 6,112,993 Common Shares registered hereunder with respect to the AMP benefit plans listed above and all of the 26 million Common Shares registered hereunder with respect to the increase in the number of shares authorized for issuance under the Registrant's Long-Term Incentive Plan and approved by the Registrant's shareholders on April 1, 1999, are being transferred from the AMP Registration Statement to this Registration Statement on Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    Tyco International Ltd. (the "Company" or the "Registrant") hereby incorporates by reference the documents listed below, which have previously been filed with the SEC:

       (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1998, except for Part II, Items 6, 7, 7A and 8;

       (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1998 and March 31, 1999;

       (c) The Registrant's Current Reports on Form 8-K filed on December 10, 1998, April 15, 1999 and June 3, 1999, and Forms 8-K/A filed on May 13, 1998 and December 11, 1998, respectively; and

       (d) The description of the Registrant's Common Shares set forth in the Company's Registration Statement on Form 8-A/A filed on March 1, 1999.

    In addition, all documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Michael L. Jones, Secretary of the Company, is a partner of Appleby Spurling & Kempe, the law firm which is rendering an opinion as to the legality of the securities being registered.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Bye-Law 102 of the Company's Bye-Laws provides, in part, that the Company shall indemnify its directors and officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under The Companies Act 1981 (as amended) of Bermuda. Section 98 of The Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $100 million of insurance to reimburse the directors and officers of the Company and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS.

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement. Prior to July 2, 1997, the Registrant's name was ADT Limited.

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Memorandum of Association of the Company (previously filed as an Exhibit to the Annual Report on Form
               10-K of ADT Limited for the year ended December 31, 1992)

        4.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to the Company's Current Report dated July 2, 1997 on Form 8-K filed
               July 10, 1997)

        4.3    Bye-Laws of the Company (incorporating all amendments to March 27, 1998) (previously filed as an
               Exhibit to the Company's Form S-3 filed April 23, 1998)

        4.4    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A of ADT Limited dated November 12, 1996)

        4.5    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated March 4, 1997)

        4.6    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated July 2, 1997)

        5.1    Opinion (and consent) of Appleby Spurling & Kempe

       10.1    Restated Tyco International Ltd. Long Term Incentive Plan

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Arthur Andersen LLP (Philadelphia)

       23.6    Consent of Appleby Spurling & Kempe (included in Exhibit 5.1 hereto)

       24      Powers of Attorney (contained on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the SEC by the Registrant pursuant to Section 13 or
           Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement:

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering or the Plan.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 10th day of June, 1999.

                                TYCO INTERNATIONAL LTD.

                                By:              /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                                   Mark H. Swartz
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                     FINANCIAL OFFICER (PRINCIPAL FINANCIAL AND
                                                ACCOUNTING OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and all pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 10, 1999 and in the capacities indicated below.

          /s/ L. DENNIS KOZLOWSKI             Chairman of the Board, President, Chief
-------------------------------------------   Executive Officer and Director (Principal
            L. Dennis Kozlowski               Executive Officer)

          /s/ MICHAEL A. ASHCROFT
-------------------------------------------   Director
            Michael A. Ashcroft

            /s/ JOSHUA M. BERMAN
-------------------------------------------   Director and Vice President
              Joshua M. Berman

           /s/ RICHARD S. BODMAN
-------------------------------------------   Director
             Richard S. Bodman

              /s/ JOHN F. FORT
-------------------------------------------   Director
                John F. Fort

            /s/ STEPHEN W. FOSS
-------------------------------------------   Director
              Stephen W. Foss

          /s/ RICHARD A. GILLELAND
-------------------------------------------   Director
            Richard A. Gilleland

           /s/ PHILIP M. HAMPTON
-------------------------------------------   Director
             Philip M. Hampton

          /s/ JAMES S. PASMAN, JR.
-------------------------------------------   Director
            James S. Pasman, Jr.

            /s/ W. PETER SLUSSER
-------------------------------------------   Director
              W. Peter Slusser

             /s/ MARK H. SWARTZ               Executive Vice President and Chief Financial
-------------------------------------------   Officer (Principal Financial and Accounting
               Mark H. Swartz                 Officer)

          /s/ FRANK E. WALSH, JR.
-------------------------------------------   Director
            Frank E. Walsh, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Memorandum of Association of the Company (previously filed as an Exhibit to the Annual Report on Form
               10-K of ADT Limited for the year ended December 31, 1992)

        4.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to the Company's Current Report dated July 2, 1997 on Form 8-K filed
               July 10, 1997)

        4.3    Bye-Laws of the Company (incorporating all amendments to March 27, 1998) (previously filed as an
               Exhibit to the Company's Form S-3 filed April 23, 1998)

        4.4    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A of ADT Limited dated November 12, 1996)

        4.5    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated March 4, 1997)

        4.6    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated July 2, 1997)

        5.1    Opinion (and consent) of Appleby Spurling & Kempe

       10.1    Restated Tyco International Ltd. Long Term Incentive Plan

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       23.5    Consent of Arthur Andersen LLP (Philadelphia)

       23.6    Consent of Appleby Spurling & Kempe (included in Exhibit 5.1 hereto)

       24      Powers of Attorney (contained on the signature page hereto)